UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2025

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 17, 2025, Blackbaud, Inc. (the “Company”) entered into an Amended and Restated Employment and Noncompetition Agreement with Michael P. Gianoni (the “Agreement”) under which Mr. Gianoni will continue to serve as the Chief Executive Officer and President of the Company and a member of its Board of Directors (the “Board”). The Agreement amends and restates the previous amended and restated employment and noncompetition agreement dated September 20, 2022 between Mr. Gianoni and the Company.
The following is a summary of the principal terms of the Agreement, and is qualified in its entirety by reference to the attached Agreement:
•The initial term of the Agreement begins on January 1, 2026 and expires on December 31, 2027. The Board may elect to renew the term of the Agreement thereafter for one or more additional one-year successive terms.
•Mr. Gianoni’s base salary will continue to be $800,000 per year, subject to increases on an annual basis as determined in the discretion of the Board (the “Base Salary”).
•For 2026 and each following year during the term of the Agreement, Mr. Gianoni is eligible for an annual equity-based performance bonus opportunity in the form of restricted stock units or shares of restricted stock of the Company's common stock, as determined by the Board (or applicable Board committee) (an “Equity Bonus Award”). At grant, the Equity Bonus Award will have a target value of 100% of Mr. Gianoni’s Base Salary and a value ranging from zero to 200% of the target value. The Equity Bonus Award will be subject to the achievement of performance goals pre-established by the Board (or applicable Board committee) in its discretion. To the extent the performance goals and other applicable conditions are satisfied, the Equity Bonus Award will vest on the first anniversary of the grant date, with vesting generally contingent upon Mr. Gianoni’s continued employment or service on the Board as of the vesting date.
•For 2026 and each following year during the term of the Agreement, the Company may also grant Mr. Gianoni an annual equity-based award in a form determined by the Board (or applicable Board committee) and that has, at grant, a target value of $6 million to $12 million and a value ranging from zero to 250% of the target value. The Board (or applicable Board committee) will set the actual value of the award, considering Mr. Gianoni’s performance during its review. Generally, one-third of the award will vest on each of the first, second, and third anniversaries of the grant date (or such shorter vesting schedule as may be provided by the Board or applicable committee). However, up to 70% of the annual equity-based grant may also be contingent upon Company performance with respect to the achievement of pre-established performance goals. To the extent that the annual equity-based grant is comprised of a performance-based equity award, then it will be subject to achievement of the applicable performance goals in addition to the vesting schedule described above. Vesting generally is contingent upon Mr. Gianoni’s continued employment or service on the Board.
•Mr. Gianoni also is eligible for additional compensation and benefits on the same basis as other members of the Company’s executive leadership team, including participation in employee benefit plans and fringe benefits as provided by the Company from time to time, reasonable periods of paid time off and paid holidays, reimbursement of out-of-pocket expenses reasonably incurred in the performance of his duties, and health, life, short-term disability and long-term disability insurance (provided that the short-term disability and long-term disability insurance coverage amount is at least 60% of Mr. Gianoni’s Base Salary).
•In addition, Mr. Gianoni is eligible for reimbursement of reasonable legal expenses he incurred in connection with the preparation and negotiation of the Agreement, with the Company’s obligation to reimburse such expenses limited to $25,000.
•During the term of the Agreement and unless otherwise determined by the Board, the Board will nominate Mr. Gianoni to be a member of the Board prior to the expiration of each of his terms as a director, with his election to the Board subject to stockholder vote.
•The Agreement also provides that Mr. Gianoni will be entitled to certain severance payments and benefits if his employment is terminated by the Company without “cause” (including due to the Company’s non-renewal of the Agreement) or by Mr. Gianoni with “good reason,” other than in connection with a “change in control” or Mr. Gianoni’s death or “disability” (with the terms “cause,” “good reason,” “change in control” and “disability” all defined or described in the Agreement). Upon such termination by the Company without cause or by him with good reason, Mr. Gianoni will be entitled to: (a) payment of his accrued but unpaid Base Salary through the termination date, any unreimbursed expenses through the termination date in accordance with the Company’s policies, and payment of other amounts and benefits, if any, to which he is entitled under applicable law and applicable Company benefit plans, agreements and other arrangements, including the long term incentive (“LTI”) retirement program that, subject to the terms of the Agreement, may provide for continued post-retirement vesting of qualifying equity-based awards (collectively, the “Accrued Compensation”), (b) settlement of any Equity Bonus Award from a prior calendar year that has already vested but not been settled, (c) payment of his Base Salary for a period of 24 months, (d) a lump sum cash payment equal to the average value of the Equity Bonus Awards he received for the two calendar years prior to the year of termination, pro-rated based upon his period of employment during the year of termination and with the value of the relevant awards determined based on the grant date fair value of the number of restricted stock units or shares of restricted stock comprising each award at the time of grant multiplied by the percentage of the award that actually vested (or, if applicable, by the percentage of the award that would have vested had he remained employed through the scheduled vesting date), (e) accelerated vesting by 12 months of all of his then-unvested time-based equity awards, and (f) based on achievement of performance objectives, accelerated vesting of then-unvested performance-based equity awards (excluding Equity Bonus Awards) to the extent that such awards would have vested had Mr. Gianoni remained employed through the end of the applicable performance period, but only if such performance period ends within 12 months of his termination date. In addition, to the extent that Mr. Gianoni has annual LTI equity awards granted on or after January 1, 2026 that remain unvested after giving effect to the additional vesting described in subparagraphs (e) and (f) above and would have remained outstanding in the absence of his termination, such LTI equity awards will be eligible for continued post-retirement vesting subject to the terms and conditions of the Company’s LTI retirement program, with Mr. Gianoni being deemed to have met the prior written notice and notice period requirements thereunder in such case.
The foregoing severance payments and benefits (other than the Accrued Compensation and settlement of any already-vested Equity Bonus Award from a prior calendar year) are subject to Mr. Gianoni's timely executing an effective release of claims in favor of the Company and to his compliance with his post-termination obligations under the Agreement.
Notwithstanding the foregoing, if Mr. Gianoni remains a member of the Board after termination of his employment under these circumstances, he will not receive the above-described severance payments and benefits, but such continued service as a member of the Board will constitute continuous service for purposes of vesting of Mr. Gianoni’s then-unvested equity grants at the time of his termination of employment.
•If (a) within 12 months after a change in control, the Company terminates Mr. Gianoni’s employment without cause or he resigns with good reason or the Company delivers notice of its intent not to renew the Agreement and Mr. Gianoni’s employment thereafter accordingly is terminated by the Company without cause at the end of the term, or (b) during discussions between the Company and a third party which lead to a change in control consummated by such third party, the Company delivers notice of its intent not to renew the Agreement and Mr. Gianoni’s employment thereafter accordingly is terminated by the Company without cause at the end of the term either within four months before or on or after the change in control, Mr. Gianoni will be entitled to the same compensation and benefits that apply in the event of his termination of employment by the Company without cause or by him with good reason as described in subparagraphs (a) through (d) above, plus accelerated vesting of all of his then-unvested time-based equity awards and accelerated vesting of performance-based equity awards (excluding Equity Bonus Awards) based on the achievement of applicable performance goals as of the termination date (or if calculation of the achievement of the applicable performance goals is not possible, then based on an assumed achievement of the performance goals at target).
In addition, subject to his timely COBRA election, the Company will reimburse Mr. Gianoni on a taxable basis for his COBRA premiums to continue medical, dental and/or vision insurance benefits for himself and, if applicable, his spouse and eligible dependents. This reimbursement arrangement will apply until the earliest of the following: (a) 12 months following the termination date, (b) he becomes eligible for coverage from another employer or enrolls in or obtains coverage from another source, or (c) he otherwise is no longer eligible for COBRA. If the Company determines that the reimbursement arrangement would reasonably be expected to risk the Company or any of its affiliates incurring penalties under or violating applicable law or failing to satisfy nondiscrimination requirements of applicable law, the Company and Mr. Gianoni will cooperate in good faith to determine an alternative manner in which the Company will provide substantially equivalent payments to Mr. Gianoni.
The foregoing severance payments and benefits (other than the Accrued Compensation and settlement of any already-vested Equity Bonus Award from a prior calendar year) are subject to Mr. Gianoni's timely executing an effective release of claims in favor of the Company and to his compliance with his post-termination obligations under the Agreement.

If the payments and benefits that may be due to Mr. Gianoni in connection with a change in control of the Company would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then such payments and benefits will be reduced to the extent the reduction provides Mr. Gianoni with a greater after-tax amount than if the payments and benefits had not been reduced (including with application of the excise tax).
•If Mr. Gianoni’s employment ends due to his death or disability, Mr. Gianoni (or his estate) will be entitled to the Accrued Compensation, settlement of any Equity Bonus Award from a prior calendar year that has already vested but not been settled, accelerated vesting of all of his then-unvested time-based equity awards and accelerated vesting of performance-based equity awards (including any outstanding unvested Equity Bonus Award) based on the achievement of applicable performance goals as of the termination date (or if calculation of the achievement of the applicable performance goals is not possible, then based on an assumed achievement of the performance goals at target). In the case of disability, the foregoing benefits (other than the Accrued Compensation and settlement of any already-vested Equity Bonus Award from a prior calendar year) are subject to Mr. Gianoni's compliance with his post-termination obligations under the Agreement.
•If Mr. Gianoni’s employment ends because he resigns without good reason or fails to renew the Agreement, Mr. Gianoni will be entitled to the Accrued Compensation and settlement of any Equity Bonus Award from a prior calendar year that has already vested but not been settled (but not in the case of resignation without good reason). In addition, if Mr. Gianoni’s employment terminates at the end of the initial term or a renewal term due to his decision not to renew the Agreement, his annual LTI equity awards granted on or after January 1, 2026 that remain unvested at such termination will be eligible for continued post-retirement vesting subject to the terms and conditions of the Company’s LTI retirement program, provided that for a nonrenewal at the end of the initial term, the prior written notice requirement under the LTI retirement program will be deemed satisfied if Mr. Gianoni timely provides his notice of nonrenewal in accordance with the Agreement (but the otherwise applicable notice requirement under the LTI retirement program will apply for a nonrenewal at the end of any subsequent term).
•Upon termination of employment by the Company for “cause” (as defined in the Agreement), Mr. Gianoni will be entitled to his Accrued Compensation and will not be entitled to any other compensation or benefits under the Agreement.
•The Agreement also includes restrictive covenants to which Mr. Gianoni has agreed, including non-compete and non-solicitation covenants during the course of employment and for twelve months following termination of his employment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
10.1	Amended and Restated Employment and Noncompetition Agreement dated December 17, 2025 between Blackbaud, Inc. and Michael P. Gianoni.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	December 22, 2025	/s/ Chad M. Anderson
Chad M. Anderson
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)